                                                                  EXHIBIT 10.14



                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               CLARK/BARDES, INC.

                                       AND

                      STEVEN J. COCHLAN, MALCOLM N. BRIGGS,

                     G.F. PENDLETON, III and DON R. TEASLEY

                                AUGUST 22, 1997

                               TABLE OF CONTENTS



SECTION                                                                                               Page

1.   PURCHASE AND SALE OF SHARES .........................................................................1

     1.1    Purchase and Sale of Shares ..................................................................1
     1.2    Consideration for Sale and Transfer of the Purchased Shares ..................................1
     1.3    Purchase of Smith Shares/Sale of Shares ......................................................2
     1.4    Closing ......................................................................................2
     1.5    Closing Documents of Sellers .................................................................3
     1.6    Closing Documents of Buyer ...................................................................4

2.   REPRESENTATIONS AND WARRANTIES OF SELLERS ...........................................................4

     2.1    Ability and Authorization to Carry Out Agreement; Consents....................................4
     2.2    Consents and Approvals .......................................................................5
     2.3    Litigation ...................................................................................5
     2.4    Accuracy of Representations ..................................................................5
     2.5    Title to Shares ..............................................................................6
     2.6    Ownership of Shares ..........................................................................6

3.   REPRESENTATIONS AND WARRANTIES OF BUYER .............................................................6
     3.1    Organization of Buyer ........................................................................6
     3.2    Authorization of and Ability to Perform Agreement.............................................6
     3.3    Accuracy of Representations ..................................................................7

4.   COVENANTS OF SELLERS AND BUYER ......................................................................7
     4.1 Covenants of Sellers ............................................................................7
     4.2 Covenants of Buyer ..............................................................................7

5.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS .........................................................7

     5.1    Form Satisfactory to Buyer's Counsel .........................................................7
     5.2    Representations and Warranties; Certificates of Compliance ...................................8
     5.3    Litigation ...................................................................................8
     5.4    Delivery of Documents ........................................................................8
     5.5    Financing ....................................................................................8
     5.6    Waiver .......................................................................................8

6.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS ........................................................8

     6.1       Form Satisfactory to Sellers' Counsel .....................................................8
     6.2       Representations and Warranties; Compliance with Conditions ................................8
     6.3       Litigation ................................................................................9
     6.4       Delivery of Documents .....................................................................9
     6.5       Waiver ....................................................................................9


7.   TERMINATION..........................................................................................9

8.   OTHER AGREEMENTS ...................................................................................10

     8.1    Termination of Voting Agreement . ...........................................................10
     8.2    Chatfield and Meyer Transactions ............................................................10
     8.3    Election to Close Buyer's Tax Year . ........................................................10
     8.4    Approval of Related Financing ...............................................................10
     8.5    Approval of BCSI Acquisition and Related Financing . ........................................11
     8.6    Rights to Profits or Future Distributions . .................................................11
     8.7    S Corp. Termination . ................................ ......................................11
     8.8    Right to Participate in Future Stock Offerings ..............................................11
     8.9    Call Restriction and Voting of Shares .......................................................12
     8.10.  Appraisal of Buyer...........................................................................13

9.   ARBITRATION.........................................................................................14

10.  SURVIVAL OF WARRANTIES, REPRESENTATIONS AND AGREEMENTS .............................................14

11.  NOTICES.............................................................................................14

12.  ENTIRE AGREEMENT ...................................................................................16

13.  AMENDMENTS..........................................................................................16

14.  SPECIFIC PERFORMANCE ...............................................................................16

15.  FURTHER ASSURANCES .................................................................................16

16.  REMEDIES CUMULATIVE; NO WAIVER; PERSONS LIABLE .....................................................17

17.  COUNTERPARTS; CAPTIONS; PRONOUNS ...................................................................17

18.  PARTIES IN INTEREST ................................................................................17

19.  APPLICABLE LAW......................................................................................17

                                    EXHIBITS

Exhibit A     - Shareholder Ownership Schedule
Exhibit B     - Form of Settlement Agreement
Exhibit C     - Form of Termination Agreement
Exhibit D     - Form of Cochlan Phantom Stock Agreement
Exhibit E     - Form of Supplemental Agreement Concerning SOP-FS
Exhibit F     - Form of Shareholder Agreement
Exhibit G     - Form of Teasley Office Agreement
Exhibit H     - Form of Amendments to Principal Agreements - Steven J. Cochlan,
              Malcolm N. Briggs, G.F. Pendleton, III., Don R. Teasley

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement") made and entered into as of the 22nd day of August, 1997, by and among CLARK/BARDES, INC., a Texas corporation ("Buyer"), MALCOLM N. BRIGGS ("Briggs"), STEVEN J. COCHLAN ("Cochlan"), G.F. PENDLETON, III ("Pendleton") and DON R. TEASLEY ("Teasley") (Briggs, Cochlan, Pendleton and Teasley are hereinafter sometimes referred to individually as a "Seller" or collectively as "Sellers").

                              W I T N E S S E T H:

     WHEREAS, Sellers own certain issued and outstanding capital stock of the Buyer in accordance with Exhibit A attached hereto; and

     WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, certain of the issued and outstanding shares of capital stock of the Buyer (the "Shares") upon the terms and conditions herein set forth.

     NOW, THEREFORE, for and in consideration of the above premises and of the mutual covenants and promises contained herein, the parties hereto agree as follows:

     1.    PURCHASE AND SALE OF SHARES

     1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, in reliance on the representations and warranties of Buyer, and in consideration of the obligations of Buyer herein provided, Sellers hereby agree to sell, convey, transfer, assign and deliver to Buyer, and the Buyer hereby agrees to purchase from the Sellers at the closing provided for in
Section 1.2 hereof (the "Closing"), an aggregate of 2,793,143 of the Shares (the "Purchased Shares") in accordance with the terms and conditions of this Agreement, free and clear of any and all liens, security interests, mortgages, charges, restrictions, adverse claims, encumbrances and rights of other persons of every nature and description whatsoever.

     1.2 Consideration for Sale and Transfer of the Purchased Shares. Subject to the terms and conditions of this Agreement, in reliance on the representations and warranties of Sellers, and in consideration of the obligations of Sellers herein provided and such sale, conveyance, transfer, assignment and delivery by Sellers at the Closing of all of the Purchased Shares and the execution and delivery by Sellers of the other documents provided for herein, Buyer agrees to pay Sellers an amount equal to $3.00 per Share and, in the aggregate, an amount equal to Eight Million Three Hundred Seventy-Nine Thousand Four Hundred Twenty-Nine Dollars ($8,379,429) (the "Purchase Price"). The Purchase Price shall be payable as follows: (i) cash payment to be made to each Seller by certified or official bank check to the order of such Seller or by wire transfer of immediately available funds of the amount to such Seller as provided for below; and (ii) delivery to each Seller of a Promissory Note of Buyer in amounts as provided for below (the "Promissory Notes"). The number of Purchased Shares are as follows and the Purchase Price shall be payable at the Closing as follows:



                                                                    NUMBER
                            CASH PORTION OF   NOTE PORTION OF      OF SHARES
SELLER                      PURCHASE PRICE    PURCHASE PRICE       PURCHASED
------                      ---------------   ---------------   ---------------

Malcolm N. Briggs           $     2,265,065   $       251,674           838,913
Steven J. Cochlan                 3,847,500           427,500         1,425,000
G.F. Pendleton, III                 202,500            22,500            75,000
Don R. Teasley                    1,226,421           136,269           454,230
                            ---------------   ---------------   ---------------
   Totals                   $     7,541,486   $       837,943         2,793,143
                            ===============   ===============   ===============

     1.3   Purchase of Smith Shares/Sale of Shares. The Parties agree that:

     (a) Buyer may purchase 1,404,305 shares of issued and outstanding capital stock of Buyer owned by Henry J. Smith ("Smith") at a price of $2.40 per share pursuant to that certain Stock Purchase Agreement dated as of August 22, 1997 between Buyer and Smith (the "Smith Purchase Agreement") at or prior to the Closing.

     (b) Within 90 days after the Closing, the Buyer shall use its best efforts to offer up to 1,400,000 shares of capital stock of Buyer at a price of $2.40 per share or such other price as determined in the sole discretion of Buyer and to such third parties as are selected in the sole discretion of Buyer, which may include one or more present shareholders of Buyer and may exclude each or any of the Sellers; provided, however, that Buyer shall apply the net proceeds (after deducting all applicable discounts, attorney and accountant fees and other transaction costs) to prepay each of the Promissory Notes (as defined in Section 1.2 hereof) and the Promissory Note to be issued to Smith pursuant to the Smith Purchase Agreement, taken together, on a pro rata basis in the proportion which (x) the then outstanding principal amount of each such Promissory Note bears to (y) the total of the then outstanding principal amounts of all such Promissory Notes.

     1.4 Closing. The Closing of the transactions contemplated by this Agreement shall be on or prior to August 29, 1997, or on such other date as may be mutually agreed upon by Buyer and Sellers or as otherwise determined hereunder (the "Closing Date"). At the Closing, the parties will exchange the various documents and take such other actions as contemplated by this Agreement. The exchanges herein provided shall take place commencing at 10:00 a.m., local time, on the Closing Date, at the offices of Vedder, Price, Kaufman & Kammholz, 222 N. LaSalle Street, Chicago, Illinois.

     1.5 Closing Documents of Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to Buyer the following duly executed documents and other items:

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           (i)   Good and valid certificates representing all of the Purchased
     Shares, free and clear of any liens, security interests, mortgages, charges, restrictions, adverse claims, encumbrances and rights of other persons of every nature and description whatsoever, duly endorsed for transfer to Buyer or accompanied by duly executed stock powers, with all applicable transfer taxes, if any, paid;

           (ii) A certificate of accuracy of representations and warranties and compliance with covenants executed by each of the Sellers;

           (iii) The written opinions of counsel for the Sellers relating to certain representations and warranties of Sellers which are reasonably satisfactory to Buyer and to Buyer's Lenders referred to in Paragraph 8.4;

           (iv) All necessary approvals or consents of third parties to the purchase and sale of the Shares and consummation of the transactions provided for herein;

           (v) Settlement Agreement among W.T. Wamberg ("Wamberg"), the Buyer and the Sellers in the form of Exhibit B hereto (the "Settlement Agreement") duly executed by each Seller;

           (vi) Termination of any Voting Agreement and Irrevocable Proxy, both dated April 18, 1997, between the Sellers and other shareholders in the form of Exhibit C hereto (the "Termination Agreement") duly executed by parties to such Voting Agreements and Irrevocable Proxy;

           (vii) Phantom Stock Agreement between the Buyer and Cochlan in the form of Exhibit D hereto (the "Cochlan Phantom Stock Agreement") duly executed by the parties thereto;

           (viii) Supplemental Agreement Concerning SOP-FS between the Buyer and Cochlan in the form of Exhibit E hereto (the "SOP-FS Amendment") duly executed by the parties thereto;

           (ix) Amended and Restated Shareholder Agreement among the Buyer and each shareholder of the Buyer in the form of Exhibit F hereto (the "Shareholder Agreement") duly executed by each of the Sellers and their respective spouses;

           (x) Agreement among the Buyer and Teasley regarding the lease of certain office space in the form of Exhibit G hereto (the "Teasley Office Agreement") duly executed by Teasley;

           (xi) Amendment to Principal Office Agreement of each Seller in the form attached hereto as Exhibit H (the "Principal Agreement") duly executed by the respective Seller who is a party thereto; and

           (xii) Such other documents and actions as shall reasonably be required by Buyer or by its counsel.

     1.6 Closing Documents of Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to Sellers, or such other persons as appropriate, the following duly executed documents and other items:

           (i)    The payment of the Purchase Price in the amounts described in
     Section 1.2(i) hereof;

           (ii) The executed Promissory Notes as provided for in Section 1.2(ii) hereof;

           (iii) The written opinion of counsel for the Buyer relating to certain representations and warranties of Buyer which is reasonably satisfactory to Sellers and to Buyer's Lenders referred to in Paragraph 8.4;

           (iv) A certificate of accuracy of representations and warranties and compliance with covenants executed by the Buyer;

           (v)    The documents listed in Sections 1.5(a)(v), (vi), (vii),
     (viii), (ix), (x), (xi) and (xii) duly executed by Buyer, and other parties thereto (excluding the Sellers and Meyer and Chatfield) as appropriate; and

           (vi) Such other documents and actions as shall reasonably be required by Sellers or by their counsel.

     2.    REPRESENTATIONS AND WARRANTIES OF SELLERS.

     Each Seller, severally and not jointly, for himself and not with respect to any other Seller, represents and warrants to and covenants with Buyer as follows:

     2.1 Ability and Authorization to Carry Out Agreement; Consents. The Seller has the full capacity, right, power and authority to enter into, execute and deliver this Agreement and each of the following agreements to which he is a party: the Settlement Agreement, the Termination Agreement, the Cochlan Phantom Stock Agreement, the Supplemental Agreement Concerning SOP-FS, the Amended and Restated Shareholder Agreement and the Teasley Office Agreement (collectively, the "Related Agreements"), to consummate the transactions contemplated by this Agreement and the Related Agreements, to comply with and fulfill the terms and conditions of this Agreement and the Related Agreements, and to sell, transfer, assign and deliver all of his Shares to the Buyer. This Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Related Agreements each constitute a valid and binding obligation of each Seller who is a party to such Related Agreement, enforceable in accordance with their respective terms and conditions. Neither the execution and delivery of this

Agreement or any Related Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Seller with any of the provisions of this Agreement or any Related Agreement will:

     (a) In any material respect, conflict with, violate, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, contract, commitment, agreement, understanding, arrangement, restriction or other instrument or obligation to which the Seller is a party or by which the Seller or any of his respective properties or assets may be bound or subject;

     (b) Violate any judgment, order, writ, injunction, or decree of any court, administrative agency, or governmental agency or body or any law or regulation applicable to the Seller or his properties, assets, or Shares; or

     (c) Constitute an event of which, with or without notice, lapse of time, or action by a third party, could result in the creation of any lien, charge, or encumbrance upon his Shares.

     2.2 Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Agreements by the Seller and the consummation by the Seller of the transactions contemplated hereby or thereby will not require any notice to, or consent, authorization or approval from any court or governmental authority or any other third party.

     2.3 Litigation. To the best of the Seller's knowledge, there is no action, suit or proceeding or governmental investigation, judgment, order, writ, injunction or decree outstanding, pending or threatened against or relating to his Shares before any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, nor does the Seller know or have reasonable grounds to know of any basis for any such action.

     2.4 Accuracy of Representations. No representation or warranty of the Seller contained in this Agreement and no statement contained in any exhibit, certificate, list, schedule or other document referred to in this Agreement contains or will contain any untrue statement of any material fact, or omits or will omit to state any material fact necessary to make the statements contained therein or herein not false or misleading.

     2.5 Title to Shares. The Seller represents and warrants to the Buyer that he has good title to, and is the beneficial and record owner of, all of his Shares free and clear of any and all liens, security interests, mortgages, charges, restrictions, adverse claims, encumbrances and rights of other persons of every nature and description whatsoever.

     2.6 Ownership of Shares. The Seller represents and warrants to the Buyer that he owns no other shares in the Buyer and has no other rights in any shares of the Buyer other than those Shares listed on Exhibit A hereto.

     3.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Sellers as follows:

     3.1 Organization of Buyer. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of its incorporation with full corporate power to execute and deliver this Agreement and to carry out its obligations hereunder.

     3.2 Authorization of and Ability to Perform Agreement. The execution, delivery and performance of this Agreement and all other documents in connection herewith by Buyer have been duly and validly authorized by the Board of Directors of the Buyer and all requisite corporate action has been taken to make them valid and binding upon Buyer in accordance with their respective terms. The Buyer has the corporate power and authority to enter into, execute and deliver this Agreement and the Related Agreements to which it is a party (the "Buyer Related Agreements"), to consummate the transactions contemplated by this Agreement and the Buyer Related Agreements, and to comply with and fulfill the terms and conditions of this Agreement and the Buyer Related Agreements. This Agreement and all Buyer Related Agreements each constitute a valid and binding obligation of the Buyer, enforceable in accordance with their respective terms and conditions. Neither the execution and delivery of this Agreement or any Buyer Related Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any of the provisions of this Agreement or any Buyer Related Agreement will in any material respect:

          (a) Conflict with, violate, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, contract, commitment, agreement or other instrument or obligation to which the Buyer is a party and which would prohibit the Buyer from performing its obligations under this Agreement; or

          (b) Violate any judgment, order, writ, injunction or decree of any court, administrative agency or governmental agency or body or any law or regulation applicable to the Buyer which would prohibit the Buyer from performing its obligations under this Agreement.

     3.3 Accuracy of Representations. No representation or warranty of Buyer contained in this Agreement and no statement contained in any certificate, list, schedule, exhibit or other document referred to in this Agreement contains or will contain any untrue statement of any material fact, or omits or will omit to state any material fact necessary to make the statements contained therein or herein not false or misleading.

         4.      COVENANTS OF SELLERS AND BUYER

         4.1 Covenants of Sellers. From and after Closing, or prior to Closing if required by Buyer's lender referred to in Paragraph 8.4 or 8.5, and for so long as Buyer is not in breach or default with respect to the terms, provisions and covenants in this Agreement, or the respective Seller's Promissory Note each Seller, severally and not jointly, for himself only and not with respect to any other Seller:

                 (a) If shareholder approval is necessary or requested, agrees to vote all of his shares of Buyer's capital stock in favor of: (i) Buyer's purchase of the Shares hereunder, Buyer's purchase of its shares under the Smith Agreement referred to in Paragraphs 1.3 (a) and 8.4 and Buyer's purchase of assets of BCSI referred to in Paragraph 8.5, and (ii) all equity or debt financing arrangements approved by the Buyer for purposes of funding working capital requirements and said transactions, including the financing arrangements referred to in Paragraphs 8.4 and 8.5; and

                 (b) Agrees to vote all of his shares of Buyer's capital stock in favor of any merger or reorganization where the purpose of such merger or reorganization is to change the Buyer's state of incorporation from a Texas corporation to a corporation organized in Delaware or some other state of the Buyer's choosing, and the Sellers hereby expressly waive any statutory dissenters' rights with respect thereto.

         4.2 Covenants of Buyer. Buyer hereby agrees to use its best efforts to obtain financing for the transactions contemplated hereunder which is reasonably satisfactory to the Buyer. Buyer hereby agrees to notify Sellers or a representative of the Sellers upon Buyer's execution of a binding term sheet with respect to such financing.

         5.      CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

         All obligations of Buyer under this Agreement to consummate the purchase and sale of the Shares and the other transactions contemplated hereby are subject to the fulfillment prior to or at the Closing of each of the following conditions:

         5.1 Form Satisfactory to Buyer's Counsel. All proceedings taken by the Sellers in connection with the transactions contemplated herein and all instruments and documents required to be furnished by them in connection herewith or incident hereto shall be reasonably satisfactory to Buyer's counsel.

         5.2 Representations and Warranties, Certificates of Compliance. All representations and warranties of Sellers contained in this Agreement or in any certificate or document heretofore delivered to Buyer or hereafter delivered to Buyer pursuant hereto shall be deemed to have been made again at the Closing and shall be true and correct in all material respects both on the date of this Agreement and as of the Closing; and all agreements and conditions required by this Agreement to be performed or satisfied prior to or at the Closing (except agreements on the part of Buyer) shall have been fulfilled in all material respects; and Buyer shall have been furnished with certificates of Sellers dated the Closing Date, certifying as to the fulfillment of the foregoing conditions.

         5.3 Litigation. No action or proceeding shall have been instituted or threatened by third parties against Buyer or Sellers to restrain or prohibit, or to obtain damages in respect of, the transactions contemplated by this Agreement if such action or proceeding in the reasonable opinion of Buyer makes it inadvisable to consummate such transactions.

         5.4 Delivery of Documents. Sellers shall have delivered to Buyer the instruments and documents referred to in Section 1.5 hereof and any other documents referred to elsewhere in this Agreement.

         5.5 Financing. Buyer's lenders shall have approved financing arrangements on terms which are satisfactory to the Buyer and delivered all funds to be provided under such arrangements.

         5.6 Waiver. Any of the foregoing conditions may be waived in writing by Buyer.

         6.      CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.

All obligations of the Sellers under this Agreement to consummate the purchase and sale of the Shares and the other transactions contemplated hereby are subject to the fulfillment prior to or at the Closing of the following conditions:

         6.1 Form Satisfactory to Sellers' Counsel. All proceedings taken by Buyer in connection with the transactions contemplated herein and all instruments and documents required to be furnished by it in connection herewith or incident hereto shall be reasonably satisfactory to Sellers' counsel.

         6.2 Representations and Warranties; Compliance with Conditions. All representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant hereto shall be deemed to have been made again at the Closing and shall be true in all material respects as of the Closing; and Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and Sellers shall have been furnished with certificates of appropriate officers of Buyer dated the Closing Date, certifying to the fulfillment of the foregoing conditions.

         6.3 Litigation. No action or proceeding shall have been instituted or threatened by third parties against Buyer or the Sellers to restrain or prohibit, or to obtain damages in respect of, the transactions contemplated by this Agreement if such action or proceeding in the reasonable opinion of a majority of the Sellers makes it inadvisable to consummate such transactions.

         6.4 Delivery of Documents. Buyer shall have delivered to Sellers the payments, instruments and documents referred to in Section 1.6 hereof and any other documents referred to elsewhere in this Agreement.

         6.5 Waiver. Any of the foregoing conditions may be waived in writing by a majority of the Sellers.

         7.      TERMINATION.

         7.1     This Agreement may be terminated at any time prior to the
Closing:

                 (a) By mutual agreement of the Buyer and Seller(s), as to such Seller(s); or

                 (b) By mutual consent of Buyer and a majority of the Sellers, as to all Sellers; or

                 (c) At the option of Buyer as to any Seller(s) upon the non-satisfaction by such Seller(s) of any of the conditions precedent set forth in Section 5 hereof, which in the reasonable judgment of Buyer, cannot be corrected or cured on or prior to the Closing Date; or

                 (d) At the option of a majority of the Sellers upon the non-satisfaction of any of the conditions precedent set forth in Section 6 hereof, which in the reasonable judgment of a majority of the Sellers, cannot be corrected or cured on or prior to the Closing Date;

         7.2 Either Buyer or any Seller as to himself, or a majority of the Sellers as to all Sellers, may, at its/their election, waive in writing any of its/their rights to terminate this Agreement because of the failure to satisfy the conditions set forth in Sections 5 or 6, and shall be deemed to have waived such rights to terminate this Agreement upon consummation of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any such condition or otherwise. In addition, the party entitled to waive such rights or conditions may withhold payment or delivery of other closing documents until, and may require, performance or fulfillment of such conditions or obligations by the breaching party. No party shall be liable to any other party for any damages or expenses attributable to a termination permitted by Sections 5 or 6, unless such termination results from the breach by any of the terms of this Agreement.

         8.      OTHER AGREEMENTS.

         8.1 Termination of Voting Agreement. Each Seller represents and warrants to Buyer that he is not a party to, and neither his Shares nor any his other shares of the capital stock of Buyer are subject to, any voting agreement or voting trust agreement other than that certain Voting Agreement and Irrevocable Proxy dated as of April 18, 1997 by and among Sellers and Meyer and Chatfield and no other persons or entities, and true and complete copies of the Voting Agreement and Irrevocable Proxy have been delivered to CBI. Each Seller agrees that such Voting Agreement and Irrevocable Proxy shall be terminated and canceled in all respects upon the Closing, and will deliver a Termination Agreement with respect thereto in the form of Exhibit C hereto duly executed by all of the Sellers who are parties thereto at the Closing.

         8.2 Chatfield and Meyer Transactions. Each Seller acknowledges that he has had full access to information and opportunity to become fully informed concerning the transactions contemplated by the Chatfield/Meyer Business Agreement and the Chatfield/Meyer Stock Purchase Agreement, hereby consents thereto and agrees that Buyer may take all actions which in the sole discretion of Buyer are considered necessary or appropriate to carry out the intent of such transactions, including without limitation, the termination of Buyer's rights and marketing agreements concerning the MCPP and Cash Value products and any rights of such Seller to future commissions, fees or other revenues with respect thereto.

         8.3 Election to Close Buyer's Tax Year and Tax Administration Agreement. The parties hereto recognize that the contemplated purchases of shares of the Buyer's capital stock pursuant to the Smith Purchase Agreement will, if all other requirements are satisfied, make available the election under Section 1377(a)(2) of the Internal Revenue Code. Accordingly, Buyer and each Seller agree that:

                 (a) Buyer shall use its best efforts to obtain the necessary consents of all holders of Buyer's capital stock during the 1997 taxable year to such an election by the Buyer and take such other action as is appropriate to make such an election effective;

                 (b) Each Seller agrees to and hereby does consent to such an election, will obtain the consent of any other party having an interest in his shares as required for such election, and will cooperate with Buyer in all other respects in order to make such election effective; and

                 (c) If the Buyer's allocation of taxable net income to its Shareholders with respect to the 1997 calendar year is reallocated for any reason, Buyer shall make and effect appropriate adjustments for any distributions to the Shareholders for individual tax purposes attributable to the 1997 calendar year, including payments to correct under-distribution and obtain credit or refunds to correct over-distribution.

         8.4 Approval of Related Financing. Each Seller acknowledges that he has had full access to information and opportunity to become fully informed concerning the secured debt financing arrangements, which include the issuance of warrants for capital stock of Buyer, between Buyer and certain lenders for the purposes of Buyer's purchases of the Shares under this Agreement and Buyer's purchase of shares of its capital stock under the Smith Agreement, and is in a position to make and informed decision with respect thereto. Each Seller hereby consents to such transactions and agrees that Buyer may take all actions which in the sole discretion of Buyer are considered necessary or appropriate to carry out the intent of such transactions.

         8.5 Approval of BCSI Acquisition and Related Financing. Each Seller acknowledges that he has had full access to information and opportunity to become fully informed concerning the terms and conditions and other information related to the potential acquisition by Buyer of the assets of Bank Compensation Strategies, Inc. ("BCSI") and the related secured debt financing arrangements between Buyer and certain lenders for such purposes, and is in a position to make an informed decision regarding such acquisition and financing transactions. Each Seller hereby consents to the BCSI acquisition and related financing transactions and, if requested, agrees to vote informed decision regarding such acquisition and financing transactions. Each Seller hereby consents to the BCSI acquisition and related financing transactions and, if requested, agrees to vote all of his shares of Buyer's capital stock in favor of such transactions. Each Seller agrees that Buyer may take all actions which in the sole discretion of Buyer are considered necessary or appropriate to carry out the intent of such transactions.

         8.6 Rights to Profits or Future Distribution. Each Seller hereby acknowledges that after the Closing he has no rights in any portion of accounts, earnings, profits or other funds of, or distributions by, Buyer, including but not limited to, any portion of the S Corporation "AAA" account attributable to the Shares.

         8.7 S Corp. Termination. Each Seller acknowledges and agrees that Buyer's S Corporation election and status under the Internal Revenue Code may be terminated voluntarily or involuntarily and at any time and releases Buyer, the holders of the warrants referred to in Paragraph 8.4, and the respective directors, officers, employees, attorneys, and the respective successors and assigns of each them from any claims arising out of or in connection with any such termination.

         8.8 Right to Participate in Future Stock Offerings. Until the earlier of: (i) the tenth anniversary of the Closing; or (ii) the successful completion of a firmly underwritten public offering of Buyer's Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, and except as provided below:

                 (a) Each Seller shall have the right to participate as an offeree in any non-public offering for the sale of Buyer's Common Stock of Buyer for cash, promissory notes or a combination of such consideration (alone or as part of an investment unit including other securities);

                 (b) The number of shares which each Seller shall be entitled to purchase in such offering shall be determined by multiplying the number shares of Common Stock of Buyer being offered for sale in such offering (alone or as part of an investment unit including other securities) by a fraction (y) the numerator of which is the number of shares of Common Stock of Buyer owned by such Seller, and (z) the denominator of which is the total number of issued and outstanding shares of Common Stock of Buyer immediately prior to the effective date of such offering;

                 (c) This right to participate in a non-public offering of shares of Common Stock of Buyer shall not apply to:

                          (1) The offering of up to 1,400,000 shares of Common Stock at a purchase price of $2.40 referred to in Paragraph 1.3 (b);

                          (2) The issuance or grant of shares of Common Stock or other securities of Buyer, or options (in any form) to acquire such shares or other securities, to present or future employees of Buyer or any subsidiary or affiliate of Buyer or pursuant to existing or future employee incentive and/or compensation plans or practices;

                          (3) The issuance or grant of shares of Common Stock or other securities of Buyer, or options (in any form) to acquire such shares or other securities to present or future members of the Board of Directors of, or parties as either Principals, Associates or Independent Sales Representatives to agreements with, Buyer or any subsidiary or affiliate of Buyer, pursuant to existing or future incentive/and or compensation plans or practices;

                          (4) The issuance of shares of Common Stock or other securities of Buyer, or options (in any form) to acquire such shares or other securities, in connection with debt or equity financing arrangements with financial institutions, insurance companies, commercial lending or venture capital transactions, whether secured or otherwise; or

                          (5) The issuance of shares of Common Stock or other securities of Buyer or options (in any form) to acquire such shares or other securities, in connection with any acquisition of stock or assets of another entity or any merger, consolidation or other reorganization involving the Buyer or any subsidiary or affiliate of Buyer.

         8.9 Call Restriction and Voting of Shares. Until the tenth anniversary of the Closing:

                 (a) Buyer will not, without the consent of such Seller, initiate the Call Option provided under Paragraph 3 of the Amended and Restated Shareholders Agreement and Voting Agreement, dated February 1, 1991, as currently in effect or as hereafter amended from time to time, with respect to any shares of Common Stock of Buyer presently owned or hereafter acquired by such Seller;

                 (b) Each Seller agrees that he will vote all shares of Common Stock of Buyer presently owned or hereafter acquired by such Seller, or to which such Seller presently or hereafter controls the voting rights, as specified or directed by the Board of Directors of Buyer; and

                 (c) Each Seller agrees that this voting agreement is COUPLED WITH AN INTEREST AND IS IRREVOCABLE FOR THE TEN YEAR PERIOD SPECIFIED ABOVE, and in furtherance thereof hereby IRREVOCABLY appoints the person serving as the Chairman and if no person is serving as such, the person serving as the President of Buyer from time to time, with full power of substitution, to vote all such shares of Common Stock of Buyer in accordance with this voting agreement with respect to all matters submitted for vote of the shareholders of Buyer at any meeting of its shareholders, or adjournment thereof, including without limitation, the power to waive notice thereof or to take action with respect to any such matters by written consent on behalf or such Seller without a meeting of the shareholders. Upon request at any time and from time to time, each Seller agrees to deliver a duly executed Irrevocable Proxy conforming to the terms hereof.

         8.10. Appraisal of Buyer. Until the earlier of: (i) the tenth anniversary of the Closing; (ii) any termination of his respective Principal Office Agreement; or (iii) the successful completion of a firmly underwritten public offering of Buyer's Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended:

                 (a) If requested jointly by all Sellers who at the time of such request own shares of Common Stock of the Buyer, an appraisal will be obtained by the Buyer of the fair market value of Buyer's Common Stock;

                 (b) The appraisal shall be obtained at Buyer's expense, by an appraiser selected by Buyer who shall be regularly engaged in the profession of valuation of closely-held businesses, and the Buyer shall use its best efforts to obtain completion of the appraisal within 45 days after receipt of Sellers' written request therefor;

                 (c) The result of such appraisal shall be furnished to the Sellers who are qualified to make such request, and shall be kept confidential by them if and to the extent requested by Buyer; and

                 (d) Notwithstanding the foregoing, Buyer shall not be required to obtain such appraisal at Sellers' request more often than once in any fiscal year or within less than six calendar months after having obtained an appraisal with includes an appraisal of the fair market value of Buyer's Common Stock.

         9.      ARBITRATION.

                 Any dispute between the Buyer and any Seller arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by agreement within 30 days after notice of the dispute is given by either party to the other shall be exclusively determined by binding arbitration in accordance with the then current Center for Public Resources ("CPW") Rules for Non-Administered Arbitration of Business Disputes by a sole independent and impartial arbitrator selected pursuant to said Rules.

                 The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Dallas, Texas.

                 The arbitrator is not empowered to award damages in excess of compensatory damages and the costs of arbitration (including the arbitrator's fees and expenses) to be apportioned among the parties as the arbitrator shall determine.

         10.     SURVIVAL OF WARRANTIES, REPRESENTATIONS AND AGREEMENTS.

                 All representations, warranties and agreements made by a party herein or hereunder shall be deemed to be relied upon by the other party(ies) and shall survive the Closing for a period of two (2) years from the Closing Date and all statements made in any certificate, list, schedule, exhibit or other document delivered pursuant hereto prior to or at the Closing shall be deemed warranties and representations made under this Agreement.

         11.     NOTICES.

         All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given as follows to any party or parties (a) upon delivery to the address of the party or parties as specified below if delivered in person or by courier or if sent by certified or registered mail upon receipt (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the following addresses or telecopy numbers, as the case may be:

         If to Buyer, to:

                 Mel Todd
                 Clark/Bardes, Inc.
                 2121 San Jacinto Street
                 Suite 2200
                 Dallas, Texas 75201
                 Fax No.: 214-871-7690

                 W. T. Wamberg
                 Clark/Bardes, Inc.
                 102 South Wynstone Park Drive
                 North Barrington, Illinois 60010
                 Fax No.: 847-304-7977

         with a required copy to:

                 Stanley B. Block, Esq.
                 Vedder, Price, Kaufman & Kammholz
                 222 North LaSalle Street
                 Suite 2600
                 Chicago, Illinois 60601-1003
                 Fax No.: 312-609-5005

         If to Sellers, to:

                 Don R. Teasley
                 6526 Crestmere Drive
                 Dallas, Texas 75240
                 Fax No.: 214-871-7639

                 Steven J. Cochlan
                 Two Prudential Plaza
                 Suite 980
                 Chicago, Illinois 60601
                 Fax No.: 312-565-0742

                 Malcolm N. Briggs
                 1605 North Cedar Crest Blvd.
                 Suite 508
                 Allentown, Pennsylvania 18104
                 Fax No.: 610-821-1107

                 G. F. Pendleton, III
                 6800 Paragon Place
                 Suite 234
                 Richmond, Virginia 23230
                 Fax No.: 804-288-7068

         with a required copy to:

                 William R. Hays, III, Esq.
                 Haynes and Boone, L.L.P.
                 901 Main Street, Suite 3100
                 Dallas, Texas 75202-3789
                 Fax No.: 214-651-5940

or to such other address or telecopy number as any party may hereafter designate by written notice in the aforesaid manner. Rejection or refusal to accept or inability to deliver because of changed address when no notice of changed address was given, shall be deemed to be receipt.

         12.     ENTIRE AGREEMENT.

         This Agreement, including the exhibits hereto, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto concerning the subject matter hereof.

         13.     AMENDMENTS.

         This Agreement may be amended by an instrument in writing made by the parties to be bound thereby.

         14.     SPECIFIC PERFORMANCE.

         Each Seller acknowledges and agrees that the Shares are unique, that damages for the failure of any Seller to transfer the Shares pursuant to this Agreement would be an inadequate remedy, and that Buyer shall be entitled to enforcement by judgment for specific performance.

         15.     FURTHER ASSURANCES.

         From time to time after the Closing and without further consideration from Buyer, Sellers shall execute and deliver such other instruments of conveyance and transfer and such other documents, and take such other action, as Buyer may reasonably request more effectively to convey, assign, transfer and deliver to, and vest in, Buyer full and complete title to the Shares to which it is entitled at the Closing and otherwise to carry out the terms, provisions and intents of this Agreement.

         16.     REMEDIES CUMULATIVE; NO WAIVER; PERSONS LIABLE

         All remedies of the parties provided for herein shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other remedies available to the parties, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and no delay or omission of a party to exercise any right accruing upon any breach of the provisions hereof shall impair any such right, or shall be construed to be a waiver of any such breach or an acquiescence therein; and every remedy given herein or by law to any party hereto may be exercised from time to time, and as often as shall be deemed expedient, by such party.

         17.     COUNTERPARTS; CAPTIONS; PRONOUNS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The section and subsection headings contained in this Agreement, references to the schedules and the exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns used herein shall be construed in the masculine, feminine or neuter and in the singular or plural, all as the sense requires.

         18.     PARTIES IN INTEREST.

         This Agreement shall not be assignable by any party, shall be binding upon the parties and their respective successors, heirs, and legal representatives, as the case may be, and, except as otherwise expressly provided, shall inure only to the benefit of the parties signatory to this Agreement (and, as third party beneficiaries, the holders of the debt and warrant instruments issued in connection with the financing arrangements referred to in Paragraphs 8.4 and 8.5) and their respective successors, heirs and legal representatives, as the case may be; provided, however, that Buyer may assign its rights hereunder after the Closing (including, but not limited to, any company that may acquire all or substantially all of the assets or business of Buyer or with or into which Buyer may be consolidated or merged).

         19.     APPLICABLE LAW.

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


CLARK/BARDES,INC.                      /s/ MALCOLM N. BRIGGS
                                       ---------------------------------------
                                       Malcolm N. Briggs

By: /s/ MELVIN TODD
    ------------------------------     /s/ STEVEN J. COCHLAN
                                       ---------------------------------------
Its: President - CEO                   Steven J. Cochlan
     -----------------------------

                                       /s/ G.F. PENDLETON, III
                                       ---------------------------------------
                                       G.F. Pendleton, III


                                       /s/ DON R. TEASELY
                                       ---------------------------------------
                                       Don R. Teasely

                                   EXHIBIT A


Malcolm N. Briggs                 1,118,551
Steven J. Cochlan                 1,900,000
G.F. Pendleton, III                 100,000
Don R. Teasley                      605,640
                                 ----------

Total                             3,724,191